                                                                      EXHIBIT 6A

FORM A-119



                                 STATE OF TEXAS

                            STATE BOARD OF INSURANCE





 NO.  2487           [Seal of State of Texas appears here]



    IT IS HEREBY CERTIFIED That the instrument which is here-unto attached is a true, full and correct copy of



    Original Articles of Incorporation of USAA LIFE INSURANCE COMPANY San Antonio, Texas, as filed in the State Board of Insurance on June 26, 1963, together with Official Order No. 13863 of the Commissioner of Insurance, consisting of six (6) pages.











    now on file in and forming a part of the records of the State Board of Insurance.

    IN WITNESS WHEREOF, I hereunto subscribe my name and affix the Seal of the State Board of Insurance, in the City of Austin, State of Texas, this



                                               26th  day of  June, 1963.



[Seal of State Board of Insurance appears here]



                                               /s/ William A. Harrison
                                               -------------------------
                                               COMMISSIONER OF INSURANCE



                                               By______________________________

[Attorney General of  Texas letterhead appears here]



                                               Austin, June 25, 1963



                                  CERTIFICATE



  I hereby certify that the attached Original Articles of Incorporation of USAA LIFE INSURANCE COMPANY together with all supporting documents, which were heretofore approved by the order of the Commissioner of Insurance dated June 24, 1963, were submitted on the 24th day of June 1963 and, being examined only as to formal compliance with the Constitution and laws of the State of Texas and not as to solvency or financial condition, is in this respect in conformity with the law of Texas.



                                                   /s / Waggoner Carr
                                                   ------------------
                                                   WAGGONER CARR
                                                   Attorney General



[Seal appears here]

                       Filed with State Board of In-
                       surance of the State of
                       Texas This 26th
                       Day of June, 1963
                       Commissioner of Insurance

                           ARTICLES OF INCORPORATION
                                      OF
                          USAA LIFE INSURANCE COMPANY

    We, the undersigned natural persons of the age of twenty-one years or more, all of whom are citizens of the State of Texas, do hereby associate ourselves for the purpose of forming a life, health and accident insurance company pursuant to Chapter 3 of the Insurance Code of Texas, 1951, as amended, and in furtherance of such purpose, do hereby adopt the following Articles of Incorporation:

                                 Article One.

    The name of the corporation is USAA LIFE INSURANCE COMPANY.

                                 Article Two.

    The period of time for which the corporation is to exist shall be five hun-dred years.

                                Article Three.

    The purpose for which the corporation is organized is to transact a life, health and accident insurance business as now or as hereafter permitted by law.

                                 Article Four.

    The aggregate number of shares which the corporation shall have authority to issue is twenty thousand (20,000) with a par value of One Hundred ($100.00) Dollars each, amounting in the aggregate to Two Million ($2, 000, 000.00) Dollars; of such aggregate amount not less than ten thousand (10,
   000) shares with a par value of One Hundred ($100.00) Dollars each, amounting to One Million ($1, 000, 000.00) Dollars, have been subscribed and fully paid.

                                 Article Five.

    The location of the Home Office of the Company is in San Antonio, Bexar County, Texas.

                                 Article Six.

    The number of directors constituting the initial Board of Directors is thirteen, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:


NAME                                    ADDRESS
----                                    -------
Lt. Col. Don H. Blanchard, USMC         431 Laramie Drive, San Antonio, Texas.

RADM Frank A. Brandley                  Naval Air Station, Corpus Christi, Tex.

Lt. Gen. James A. Briggs, USAF          1 Main Circle, Randolph AFB, Texas.

Col. Charles E. Cheever, USA-Ret.       4119 Broadway, San Antonio. Texas.

Maj. Gen. Elbert DeCoursey, USA-Ret.    114 W. Brandon Dr., San Antonio, Texas.

Capt. John L. Hatch, MC-USN             Qtrs. A, U.S Navel Hosp., Corpus Christi, Texas.

Maj. Gen. W. T. Hudnell, USAF           108 Robbins Dr., San Antonio, Texas.

Brig. Gen. Walter A. Jensen, USA        11 Staff Post Road, Ft. Sam Houston, Tex.

Maj. Gen. John H. McCormick, USAF-Ret.  315 Northridge Dr., San Antonio, Texas.

Col.  John E. Pluenneke, USAF-Ret.      3127 S. Valley View, San Antonio, Texas.

Brig. Gen. George M. Powell, MC-USA     167 Artillery Post, Ft. Sam Houston, Tex.

Maj. Gen. James L. Snyder, MC-USA       139 Medford Drive, San Antonio, Texas.

Maj. Gen. Prescott M. Spicer, USAF      100 Yount Circle, Lackland AFB, Texas.

   No director of the corporation shall qualify as such unless he shall be a stockholder. At elections of directors, each share of stock entitled to vote shall constitute only one vote, and multiplication of votes by the number of directors to be elected, or cumulative voting, expressly is prohibited. The by-laws of the Company shall prescribe the number of directors, which shall be thirteen, which number may be increased or decreased from time to time by amendment of the by-laws of the Company.



                                Article Seven.

   The names and addresses of the incorporators are:



   NAME                                 ADDRESS
   ----                                 -------

Colonel Charles E. Cheever              4119 Broadway, San Antonio, Texas.

Colonel Carlton G. Schenken             4119 Broadway, San Antonio, Texas.

Colonel Amel T. Leonard                 4119 Broadway, San -Antonio, Texas.

                                 Article Eight



    The Company reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter provided by law.

    IN WITNESS WHEREOF,  we have hereunto set our hands this the 24th day of
   April,   A. D. , 1963.




                                              /s/ Charles E. Cheever
                                              -----------------------

                                              /s/ Carlton G. Schenken
                                              -----------------------

                                              /s/ Amel T. Leonard
                                              -----------------------




STATE OF TEXAS  I
COUNTY OF BEXAR  I



   I, Mary B. Grossenbacher, a notary public, do hereby certify that on this 24th day of April 1963, personally appeared before me Colonel Charles E. Cheever, Colonel Carlton G. Schenken and Colonel Amel T. Leorard, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements contained therein are true and correct.



                                           /s/ Mary B. Grossenbacher
                                           -------------------------
                                           Notary  Public,  Bexar County, Texas
                                           Mary B. Grossenbacher



 My commission expires June 1, 1963.

No.  13863


                                 OFFICIAL ORDER
                                    of  the
                           COMM!SSIONER OF INSURANCE
                                    of  the
                                 STATE OF TEXAS
                                 AUSTIN, TEXAS

                              Date   June 24, 1963



Subject Considered:



                          USAA LIFE INSURANCE COMPANY
                               San Antonio, Texas

                             ORIGINAL INCORPORATION


General remarks and official action taken:

   On this day, came on for consideration by the Commissioner of Insurance, the application of Colonel Charles E. Cheever, Colonel Carlton G. Schenken and Colonel Amel T. Leonard for approval of the Incorporation of USAA LIFE INSURANCE COMPANY, San Antonio, Texas.

   A public hearing on the application was held before the Commissioner of Insurance on June 24, 1963, at 10:00 A.M., in the offices of the State Board of Insurance, 1110 San Jacinto, Austin, Texas, at which hearing Colonel Charles E. Cheever and Colonel Carlton G. Schenken, incorporators, and
   Joe S. Moore, attorney, appeared and gave evidence and testimony in support of the application.

   At such hearing, evidence was presented that all of the incorporators are adult residents of the State of Texas; that the proposed location of the insurance company will be in San Antonio, Bexar County, Texas; that notice of the hearing was published in a newspaper of general circulation in Bexar County, Texas, ten (10) days in advance of the hearing; that the company proposes to conduct a life, health and accident insurance business; that the proposed capital will be TWO MILLION DOLLARS ($2,000,000) divided into Twenty Thousand (20,000) shares of stock of the par value of ONE HUNDRED DOLLARS ($100) per share, and that the company will be possessed of paid in surplus in the amount of ONE MILLION DOLLARS ($1,000,000); that not less than fifty percent (50%) of the authorized capital stock has been subscribed in good faith and fully paid for; that the capital and surplus is the bona fide property of such company, and has been paid into the company; and that SIXTY-ONE THOUSAND TWO HUNDRED FIFTY-FIVE DOLLARS AND FIFTY-FOUR CENTS ($61,255.54) of such capital and surplus is cash on deposit with the Frost National Bank, San Antonio, Texas, and that the remainder of such capital and surplus is in the form of securities authorized by Article 3.02 of the Texas Insurance Code and is in the hands of the incorporators.



   From the evidence and testimony presented at such hearing, it appears to the Commissioner that: (1) the minimum capital and surplus, as required by law, is the bona fide property of the company; (2) the proposed officers, directors and managing executives have sufficient insurance experience, ability and standing to render success of the proposed company probable; and
   (3) the applicants are acting in good faith.

Commissioner's Order                     -2-                          Usaa Life



THEREFORE, premises considered, the Commissioner of Insurance hereby approves the application and directs that the original Articles of Incorporation of USAA LIFE INSURANCE COMPANY, San Antonio, Texas, be for warded, in accordance with Article 3.04 of the Texas Insurance Code, to the Attorney General of this State for his approval. Upon approval by the Attorney General of the application, Articles of Incorporation, the affidavit and the procedure and action thereon, and upon compliance by the company with the procedures set forth in Article 3.04 and Article 3.06 of the Texas Insurance Code, a full and thorough examination of the company will be conducted. Certificate of Authority to transact business shall be issued only after further order by the Commissioner of Insurance, after examination of the company.



                                        /s/ William A. Harrison
                                        -----------------------
                                        WILLIAM  A. HARRISON
                                        COMMISSIONER OF INSURANCE



Prepared by:



/s/ Clay Cotten
---------------
CLAY COTTEN
Legal Counsel

                                                  CONTROL NO. YM910217



                            STATE BOARD OF INSURANCE
                                 STATE OF TEXAS


                     [Seal of State of  Texas appears here]



As the chief executive and administrative officer of the State Board of Insurance, the Commissioner of Insurance is the official custodian of the records of the agency. TEX. INS. CODE ANN. art. 1.09a, Texas Open Records Act TEX. REV. CIV. STAT. ANN. art. 6252-17a (S)5(a). Pursuant to the power vested in the Commissioner under article 1.09(g), the Commissioner authorizes such deputies as are necessary to carry out the provisions of the Open Records Act.

As a duly authorized representative of the Commissioner of Insurance, I hereby certify that the hereunto attached document is a true, complete and correct copy of:



THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF USAA LIFF INSURANCE COMPANY, SAN ANTONIO, TEXAS, AND COMMISSIONER'S ORDER NO. 90-1939, DATED DECEMBER 7, 1990, ALTOGETHER CONSISTING OF FIVE (5) PAGES.








Be it known that the official records of the State Board of Insurance contain a copy of aforesaid instrument.

WITNESS MY HAND, and the seal of the Texas State Board of Insurance, this

14th day of December, 1990



                                           A.W. POGUE
                                           COMMISSIONER OF INSURANCE

                                           BY:  /s/ Beverly McVey
                                                 ----------------

No. 90-1939

                                 OFFICIAL ORDER

                                    of the

                           COMMISSIONER OF INSURANCE

                                    of the

                                STATE OF TEXAS
                                 AUSTIN, TEXAS

                              Date  DEC 07, 1990



Subject Considered:



                          USAA LIFE INSURANCE COMPANY
                               San Antonio, Texas



                               CHARTER AMENDMENT
                               Docket No.  11030

General remarks and official action taken:

On this day came on for consideration by the Commissioners of Insurance, pursuant to TEX. INS. CODE arts. 3.04 and 3.05 and TEX. BUS. CORP. ACT arts. 4.02, 4.04 and 9.10, the application of USAA LIFE INSURANCE COMPANY, San Antonio, Texas, for the approval of amendment to its charter increasing the authorized capital.

On November 21, 1990, a public hearing concerning the charter amendment proposed by application was held before Will McCann, Hearings Officer, in the offices of the State Board of Insurance, 1110 San Jacinto, Austin, Texas. The Commissioner's staff was represented by Ira M. Goodrich, Staff Attorney. The applicant was represented by Will D. Davis, Attorney, and Richard Halinski, Assistant Vice President and Assistant Secretary, USAA LIFE INSURANCE COMPANY.

Evidence in the form of exhibits and testimony was presented at the hearing. The hearing was recessed and reconvened on November 27, 1990, at which time the hearing was closed.



                                 JURISDICTION
                                 ------------

The Commissioner of Insurance has jurisdiction over the application of USAA LIFE INSURANCE COMPANY pursuant to TEX. INS. CODE arts. 3.04 and 3.05 and TEX. BUS. CORP. ACT arts. 4.02, 4.04 and 9.10. The notice of hearing, dated November 6, 1990, was properly addressed and sent by certified mail, return receipt requested, to the applicant, pursuant to TEX. REV. CIV. STAT. art. 6252-13a
(S)13. The notice of hearing contained a statement of the time, place and nature of the hearing, and a statement of the matters asserted and of the legal authority and jurisdiction under which the hearing was to be held.

90-1939
COMMISSIONER'S ORDER
USAA LIFE INSURANCE COMPANY
PAGE 2 OF 3

                                FINDINGS OF FACT
                                ----------------



Based upon the evidence presented at the hearing and the recommendation of the Hearings Officer, the Commissioner of Insurance makes the following findings of fact:



 1. USAA LIFE INSURANCE COMPANY, San Antonio, Texas, is a domestic stock life insurance company engaged in the business of insurance pursuant to the provisions of Chapter 3 of the Insurance Code.



2. Action by the Board of Directors and the shareholder of USAA LIFE INSURANCE COMPANY authorizing the proposed amendment as required and permitted by TEX. INS. CODE arts. 3.04 and 3.05 and TEX. BUS. CORP. ACT arts. 4.02, 4.04 and 9.10 has been evidenced to the Commissioner of Insurance.



3. As a result of the amendment to Article IV of the Articles of Incorporation, USAA LIFE INSURANCE COMPANY added a provision authorizing the issuance of 200,000 shares of preferred stock with a par value of $100.00 per share.


4. As a result of the amendment to Article IV of the Articles of Incorporation, USAA LIFE INSURANCE COMPANY will increase its authorized capital from $3,000,000.00 divided into 30,000 shares of common stock with a par value of $100.00 per share to $23,000,000.00 divided into 30,000 shares of common stock with a par value of $100.00 per share and 200,000 of preferred stock with a par value of $100.00 per share. The stated capital will increase from $2,500,000.00 to $12,500,000.00 and will be effected by the purchase of 100,000 shares of preferred stock by USAA FUNDING COMPANY, an affiliate.


5. Upon approval of the charter amendment, 25,000 shares of common stock and 100,000 of preferred stock representing more than 50% of the authorized capital stock will be issued and outstanding.


6. The proposed capital and surplus of USAA LIFE INSURANCE COMPANY is equal to or exceeds the minimum requirements of capital and surplus provided in the Insurance Code for a Chapter 3 company, and is the bona fide, unconditional and unencumbered property of the company.


7. Testimony indicates that the officers, directors and managing executives of USAA LIFE INSURANCE COMPANY possess sufficient insurance experience, ability and standing to render the continued success of the company probable.


8. Testimony indicates that USAA LIFE INSURANCE COMPANY is acting in good faith.

90-1939
COMMISSIONER'S ORDER
USAALIFE INSURANCE COMPANY
PAGE 3 OF 3



                               CONCLUSION OF LAW
                               -----------------



Based upon the foregoing findings of fact, the Commissioner of Insurance makes the following conclusion of law:



     The proposed amendment to the charter of USAA LIFE INSURANCE COMPANY, San Antonio, Texas, has been evidenced to the Commissioner of Insurance, is properly supported by the required documents and meets all the requirements of law for its approval.



IT IS, THEREFORE, THE ORDER of the Commissioner of Insurance that the charter amendment of USAA LIFE INSURANCE COMPANY, San Antonio, Texas, increasing its authorized capital from $3,000,000.00 to $23,000,000.00 be, and the same is hereby, approved.



                                               /s/ A. W. Pogue
                                               ---------------
                                               A. W. POGUE
                                               COMMISSIONER OF INSURANCE



RECOMMENDED BY:



/s/ Will McCann
---------------
WILL McCANN
HEARINGS OFFICER

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                  OF USAA LIFE INSURANCE COMPANY ("USAA LIFE")



      Pursuant to the provisions of Article 3.05 of the Texas Insurance Code and
      Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Amendment to its Articles of Incorporation.



                                   ARTICLE I



      The name of the corporation is USAA Life Insurance Company.



                                  ARTICLE II



      The following amendment to Article IV of the Articles of Incorporation was adopted by the shareholders of the corporation on October 31, 1990.



      The Amendment is in addition to the original and amended Article IV of the Articles of Incorporation and the full text of the provision added is as follows:



         The aggregate number of shares of preferred stock which USAA Life Insurance Company has the authority to issue is two hundred thousand (200,000) shares of preferred stock with a par value of one hundred dollars ($100.00) per share. The preferred shares authorized by this Amendment to the Articles of Incorporation shall be issued from time to time in series. The first series shall be designated Preferred Stock, Series A of USAA Life Insurance Company. Authority to issue additional series of such authorized preferred stock and the terms of such series shall be determined by the Board of Directors at its discretion.



                                  ARTICLE III



      The number of common shares of the corporation issued and outstanding at the time of such adoption was twenty-five thousand (25,000); and the number of shares entitled to vote thereon was twenty-five thousand (25,000). The number of shares voted for such Amendment was twenty-five thousand (25,000); and the number of shares voted against such Amendment was NONE.



                                   ARTICLE IV



      The holder of all the shares outstanding and entitled to vote on said Amendment has signed a consent in writing adopting said Amendment.

                                   ARTICLE V



      The proposed Amendment to Article IV of the Articles of Incorporation and the subsequent issuance of Preferred Stock will increase the stated capital of USAA Life Insurance Company from two million and five hundred thousand $2,500,000.00) dollars to twelve million and five
      hundred  thousand ($12,500,000.00) dollars.   The increase is the result
      of the issuance and proposed sale of one hundred thousand (100,000) shares of Preferred Stock, Series A, one hundred ($100.00) dollars par value. This represents fifty (50%) percent of the two hundred (200,000) shares authorized and issued for Preferred Stock, Series A of USAA Life Insurance Company.



     Dated:   October 31, 1990.



                                   USAA LIFE INSURANCE COMPANY

                                   By: /s/ Edwin L. Rosane
                                       -------------------
                                           Edwin L. Rosane
                                           President



                                   By:  /s/ R. T. Halinski, Jr.
                                        -----------------------
                                            R. T. Halinski, Jr.
                                            Assistant Secretary



STATE OF TEXAS      }
COUNTY OF BEXAR     }



Before me, a notary public, on this day personally appeared   Edwin L. Rosane
R. T. Halinski, Jr. , known to me to be one of the persons whose names are subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office this 31st day of October, A.D. , 1990.




                                   /s/ Loretta C. Lanicek
                                   ----------------------
                                   (Printed or Stamped Named) Loretta C. Lanicek Notary Public, State of Texas
                                   My commission expires:
                                   November 30, 1992



 (NOTARY SEAL)                                                          #45783